Exhibit 99.1

Ascend Acquisition Corp. Completes Merger with Kitara Media and New York Publishing Group

Ascend Acquisition Corp. (“Ascend”) (OTC BB: ASCQ) today announced that it has completed the merger with Kitara Media, LLC (“Kitara Media”) and New York Publishing Group, Inc. (“NYPG”).  Kitara Media is an online video solutions provider that increases revenue to website publishers. NYPG is a publisher of Adotas, a premier website and daily email newsletter reaching over 100,000 targeted advertising professionals. The combined company will offer enhanced capabilities to reach publishers and customers with its video advertising platform.   Prior to the closing of the merger, Ascend obtained the written consent from holders of a majority of its then outstanding common stock to change its name to “Kitara Media Corp.” to better reflect the combined company’s operations going forward.  The name change will be effective twenty calendar days after the mailing of an information statement to Ascend’s stockholders alerting them to the action.

The combined company projects revenues of approximately $20 million in 2013 and has approximately $4 million in working capital, including funds from a simultaneous $2 million private placement of stock at $0.50 per share.

“We are pleased that the merger is now complete and look forward to Kitara Media and NYPG being part of a public company.   We believe the online video advertising market will experience 75% growth over the next two years and we believe the combined company is well positioned to take advantage of this explosive growth,” said Robert Regular, Kitara founder and Chief Executive Officer. “Kitara Media is focused on growing both organically and through select acquisitions.”

The transaction included the issuance of 30 million shares of Ascend common stock to the former owners of Kitara Media and NYPG and the cancellation of approximately 26 million shares previously held by individuals associated with the Andover Games subsidiary of Ascend. As a result, the combined company now has approximately 59 million shares outstanding, including 4 million shares issued in the private placement. As part of the transaction, the Andover Games subsidiary will be closed and its operations discontinued.

Robert Regular has been named Chief Executive Officer of Ascend and the Kitara Media team will remain in place. Craig dos Santos will remain a senior officer of the combined company. Ben Lewis, a member of Ascend’s board of directors, and Lee Linden, a consultant to Ascend, will remain significant stockholders of the combined company, and Mr. Lewis will remain on the Board of Directors of the combined company.

Further information on the transaction will be included in a Current Report on Form 8-K to be filed by Ascend with the Securities and Exchange Commission.

About Kitara Media

Kitara Media currently reaches up to 50 million people a month using its state of the art proprietary video ad technology. Kitara Media delivers millions of videos and banner ads per month. It currently employs 35 individuals and is headquartered in Jersey City, New Jersey with a satellite office in San Francisco, California. For more information on Kitara Media, please go to www.kitaramedia.com.

About New York Publishing Group, Inc.

NYPG’s Adotas division provides news and information on media buying, planning, selling, technology and activities of the digital media business to the interactive advertising community. Adotas aggregates over 100 contributing writers and experts through its website and newsletter. For more information on New York Publishing Group, please go to www.adotas.com.

The information on Kitara Media’s and Adotas’ websites are not, and shall not be deemed to be, a part of this notice or incorporated in filings Ascend makes with the SEC.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Ascend’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the control of Ascend and are difficult to predict. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the financial results included herein are unaudited and may not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, the financial results in any particular period may not be indicative of future results. Ascend does not assume any obligation to update the information contained in this press release except as required by law.